DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0665752005-1
Document Number:
20050452191-99

Date Filed:
10/3/2005 11:50:58 AM
In the office of
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Kushi Resources Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Empire Stock Transfer Inc. Name 7251 West Lake Mead Boulevard Suite 300 — Las Vegas — NEVADA 89128 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 — Par value: $ .001 — Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Rajan Rai Name 2215 South West Marine Drive — Vancouver — BC — V6P 6C1 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: All legal purposes
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Leah Finke — [signature] Name — Signature 7251 West Lake Mead Boulevard Suite 300 — Las Vegas — NV — 89128 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] — 9/30/2005 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF INCORPORATION

OF

KUSHI RESOURCES INC.

FIRST. The name of the corporation is Kushi Resources Inc.

SECOND. The registered office of the corporation in the State of Nevada is located at 7251 West Lake Mead Blvd Suite 300, Las Vegas, NV 89128. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are to engage in any lawful activity.

FOURTH. The total number of common stock authorized that may be issued by the Corporation is seventy five million (75,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized. The corporation may from time issue said shares for such consideration as the Board of Directors may fix.

FIFTH. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1). The first Board of Directors shall be one (1) in number and the name and post office address of this Director is:

Name: Rajan Rai
Address: 2215 South West Marine Drive
Vancouver, B.C. V6P 6C1 Canada

SIXTH. The capital stock of the corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Name: Leah Finke
Address: 7251 West Lake Mead Blvd Suite 300
Las Vegas, Nevada 89128

EIGHTH. The Resident Agent for this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered or statutory address of this corporation in the State of Nevada shall be: 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

NINTH. The corporation is to have perpetual existence.

TENTH. The Board of Directors shall adopt the initial By-laws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the By-laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-laws.

ELEVENTH. The Board of Directors shall have the authority to open bank accounts and adopt banking resolutions on behalf of the corporation.

TWELFTH. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this September 30, 2005.

Leah Finke
Incorporator